Exhibit 99.1

This Statement on Form 4 is filed by: Apollo Direct Lending Fund II (Levered), L.P., (ii) Apollo Direct Lending Advisors II L.P., (iii) Apollo Origination Advisors II GP, LLC, (iv) APH Holdings (DC), L.P., and (v) Apollo Principal Holdings B GP, LLC.

Date of Event Requiring Statement: March 20, 2026

Issuer Name and Ticker or Trading Symbol: Apollo Origination II (Levered) Capital Trust [NONE]

APOLLO DIRECT LENDING FUND II (LEVERED), L.P.

By: Apollo Direct Lending Advisors II, L.P., its general partner

By: Apollo Origination Advisors II GP, LLC, its general partner

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO DIRECT LENDING ADVISORS II, L.P.

By: Apollo Origination Advisors II GP, LLC, its general partner

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO ORIGINATION ADVISORS II GP, LLC

By: APH Holdings (DC), L.P., its sole member

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APH HOLDINGS (DC), L.P.

By: Apollo Principal Holdings B GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President, Assistant Secretary